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                                                                      Exhibit n



        Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Initial Registration Statement (Form N-6 for Ensemble Protector) pertaining to Lincoln Life Flexible Premium Variable Life Account JF-A (formerly JPF Separate Account A), and to the use therein of our reports dated (a) March 19, 2007, with respect to the 2006 consolidated financial statements of The Lincoln National Life Insurance Company, (b) March 7, 2007, with respect to the 2006 financial statements of JPF Separate Account A, (c) March 19, 2007, with respect to the 2006 consolidated financial statements of Jefferson-Pilot Life Insurance Company and Subsidiary, (d) April 23, 2007 with respect to the 2006 consolidated financial statements of Jefferson Pilot Financial Insurance Company and Subsidiary (the former depositor), and (e) July 2, 2007 with respect to the 2006 supplemental consolidated financial statements of The Lincoln National Life Insurance Company.


                                                         /s/ Ernst & Young LLP


Fort Wayne, Indiana
July 2, 2007